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                                                                     Exhibit 8.1

               [Letterhead of Orrick, Herrington & Sutcliffe LLP]




                          January 22, 2001

Capital One Bank
11011 West Broad Street
Glen Allen, Virginia  23060

Capital One, F.S.B.
2980 Fairview Park Drive
Falls Church, Virginia  22042-4525


          Re: Capital One Master Trust
              Capital One Bank (Seller and Servicer)
              Capital One, F.S.B. (Seller)
              Registration Statement on Form S-3
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Ladies and Gentlemen:

          We have acted as counsel for Capital One Bank, a Virginia banking corporation ("Capital One Bank"), and Capital One, F.S.B., a federal saving bank
              ----------------
("Capital One, F.S.B."), in connection with the preparation of the Registration
  -------------------
Statement on Form S-3 (the "Registration Statement"), which has been filed with
                            ----------------------
the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of Asset Backed
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Certificates (collectively, the "Certificates") to be issued from time to time
                                 ------------
in series (each, a "Series"), each such Series representing an undivided
                    ------
interest in Capital One Master Trust (the "Trust").  Each Series of Certificates
                                           -----
will be issued pursuant to a pooling and servicing agreement (as amended, the

"Pooling and Servicing Agreement"), which will be among Capital One Bank, as
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Seller and Servicer by assignment from the previous seller and servicer, Capital
One, F.S.B., as Seller, and The Bank of New York, as Trustee.

          We hereby confirm that the statements set forth in the prospectus relating to the Certificates (the "Prospectus") forming a part of the
                                   ----------
Registration Statement under the headings "Prospectus Summary--Tax Status" and "Federal Income Tax Consequences," and the statements set forth in the representative form of prospectus supplement relating to the Certificates (the

"Prospectus Supplement") forming a part of the Registration Statement under the
----------------------
heading "Summary of Terms--Tax Status," which statements have been prepared by us, to the extent that they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects, and we hereby confirm our opinions set forth under such headings.

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Capital One Bank
Capital One, F.S.B.
January 22, 2001
Page 2



          We note that the Prospectus and representative form of Prospectus Supplement do not relate to a specific transaction. Accordingly, the above-referenced description of federal income tax consequences and opinions may, under certain circumstances, require modification in the context of an actual transaction.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to Orrick, Herrington & Sutcliffe LLP under the captions "Legal Matters" and "Federal Income Tax Consequences" in the Prospectus. In giving such consent, we do not admit that we are "experts" within the meaning of the term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                              Very truly yours,

                              /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

                              ORRICK, HERRINGTON & SUTCLIFFE LLP